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                                                                   EXHIBIT 10.10

                              ROY F. WESTON, INC.


                              SEVERANCE AGREEMENT

         Severance Agreement ("Agreement") made effective March 1, 1996 between Roy F. Weston, Inc., a Pennsylvania corporation, ("Weston") and A. Frederick Thompson, Jr. ("Thompson").

                                   BACKGROUND

         Thompson currently is an employee of Weston. He resigned as Chairman of Weston's Board of Directors effective March 1, 1996.

         Weston and Thompson have a written agreement with respect to Thompson's employment ("Employment Agreement"), which is attached hereto as Exhibit A.

         Weston and Thompson have entered into a separate Supplemental Retirement Agreement ("Retirement Agreement") made as of December 31, 1989, which is attached hereto as Exhibit B.

         Weston and Thompson agree that it would serve the best interests of each to provide Thompson with certain additional benefits in consideration of Thompson's agreement to terminate his employment with Weston and in consideration of his resignation as the Chairman of Weston's Board of Directors.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                 1. Resignation Date. Effective April 1, 1996, Thompson shall resign and no longer be a Weston employee.
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                 2.       Severance Benefits and Payment Conditions.  In
consideration of Thompson's resignation and Thompson's agreements and undertakings under Section 3 hereof, Thompson shall receive the severance benefits set forth herein provided Thompson satisfies each of the requirements of Section 3 hereof. Thompson's entitlements under the Retirement Agreement and any employee benefit plan, including Weston's vacation plan, applicable to a class of Weston employees which includes Thompson shall be as provided for therein without regard to this Agreement, except as expressly provided in this Section. The severance benefits under this Agreement are as set forth below:

                          (a)  Salary Continuation.  Weston shall pay  Thompson
$23,715 per month for 24 months, commencing with April of 1996 and ending with March of 1998. If Thompson dies before the last monthly payment, the remaining payments shall be paid to his estate.

                          (b)     Salary-At-Risk.  Weston shall pay Thompson
the amount he earned under its Salary-At-Risk Program for the calendar quarter ended March 31, 1996. Weston shall make the payment on or about the date Weston makes Salary-At-Risk payments to participating employees.

                          (c)     Retirement Agreement.  For purposes of the
Retirement Agreement, Thompson shall be treated as having a vested interest in his retirement benefit as if he remained a Weston employee through his 65th birthday, which is $91,000 per year for 15 years, payable in monthly installments of $7,583.33

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for 180 months beginning with the first month following Thompson's 65th birthday. If Thompson dies after benefits commence, the remainder of the payments shall be made in accordance with the Retirement Agreement. If Thompson dies before benefits commence, his designated beneficiary shall be paid the death benefit provided for in the Retirement Agreement according to
its terms.   Thompson shall have the right to elect that payments under the
Retirement Agreement begin with any month following his 60th birthday, in which case the benefit amount payable for the 180 month period shall be reduced as provided under the Retirement Agreement. All other terms of the Retirement Agreement shall remain effective, except as modified in this Severance Agreement.

                          (d)     Medical Benefits.  Weston shall provide
medical, dental and prescription plan benefits for Thompson on the same basis as in effect for active employees for 24 months or until he sooner elects that such coverages cease. After such 24-month period, Thompson may elect continuation coverage completely at his own expense as provided by law.

                          (e)     Outplacement.  Weston shall provide Thompson
outplacement services at Weston's expense at the level presently in effect for executive employees.

                 3.       Thompson's Agreements and Undertakings.

                          (a)     Cooperation Requirement.  Thompson shall
provide Weston such information pertaining to his employment with Weston as he may have and assist Weston to transfer his duties to





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such successor or successors as Weston may designate.  Weston shall reimburse
Thompson for all reasonable expenses he incurs in fulfilling his obligations under the preceding sentence.

                          (b)     Non-Competition Requirement.  Weston's
obligation to make payments or provide benefits under Section 2, including all payments under the Retirement Agreement, shall terminate and Weston shall have the right to restitution of payments made or the cost of benefits provided if Thompson, without Weston's prior written approval, either directly or indirectly, for his own account or for the account of another person or entity, for a period of two years from and after the date his employment terminates:

                                  (i)      acquires or holds a significant
financial interest in any competitor of Weston or any "Weston affiliate" (as defined below);

                                  (ii)     competes with Weston or any "Weston
affiliate" in soliciting any business from any person or entity that was at any time during the two years immediately preceding April 1, 1996 a client of Weston or any "Weston affiliate" or potential client as to whom Weston or any "Weston affiliate" had rendered a significant volume of service or had a significant amount of direct business contact for the purpose of soliciting future business; or

                                  (iii) renders services to any competitor of
Weston or any "Weston affiliate", if such services are (A) similar in nature (in whole or in part) to services Thompson





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rendered to Weston or any "Weston affiliate" at any time during the two years immediately preceding April 1, 1996.

For purposes of this Section, the term "Weston affiliate" shall mean any business in which Weston owns directly or indirectly at least 50% of the equity interests or 50% of the profit interests. This Section supersedes the non-competition and non-solicitation provisions of the Employment Agreement. This Section replaces the Non-Competition Provision of the Retirement Agreement until April 1, 1998, at which time such provision becomes effective to and including March 31, 1999 with respect to benefits provided under the Retirement Agreement as modified by this Agreement.

                          (c)     Release.  Thompson shall deliver a release
to Weston in the form attached hereto as Exhibit C.

                 4. Acceleration Election. Weston may, at its option, at any time or from time to time, in its absolute and sole discretion, accelerate the time and the manner of making any one or more payments required by this Agreement.

                 5. Non-Alienation. None of the rights or payments contemplated under this Agreement may be sold, given away, assigned, transferred, pledged, mortgaged, alienated, hypothecated or in any way encumbered or disposed of by Thompson, or any executor, administrator, heir, legatee, distributee, relative or any other person or entity, whether or not in being, claiming under Thompson by virtue of this Agreement, and none of the rights or benefits contemplated by this Agreement shall be





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subject to execution, attachment or similar process.  Any sale, gift, assignment, transfer, pledge, mortgage, alienation, hypothecation or encumbrance, or other disposition of this Agreement or of such rights or benefits contrary to the foregoing provisions, or the levy or any attachment or similar process thereon, shall be null and void and without effect.

                 6. Taxes. Weston shall withhold from payments to Thompson and remit to the appropriate government agencies such payroll taxes and income withholding as Weston determines is or may be necessary under applicable law with respect to amounts paid under this Agreement.

                 7. General Obligation. The rights and benefits of Thompson hereunder shall be solely those of an unsecured creditor of Weston.

                 8. Waiver of Breach. Weston's failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall Weston's waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                 9. Modification. This Agreement shall not be modified or amended except by written instrument duly executed by Weston and Thompson.





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                 10.      Severability.  If any clause, sentence, paragraph,
section, or part of this Agreement shall be held by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate any of the other parts hereof.

                 11. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either hand-delivered to the addressee or sent by registered or certified mail, if to Thompson, to Thompson's address as shown on Weston's books, and if to Weston, addressed to the Chairman of Weston's Board of Directors at Weston's principal business office located at One Weston Way, West Chester, Pennsylvania 19380-1499 or such other address as Weston or Thompson may designate in writing.

                 12. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City of Philadelphia in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding upon the parties, and judgment upon the decision rendered in such arbitration may be entered in any court having jurisdiction.

                 13. Captions. The captions of the various provisions shall not be deemed a part of this Agreement and shall not be construed in any way to limit the contents hereof but are inserted herein only for reference and for convenience of the parties.





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                 14.      Governing State Law.  This Agreement may be executed
at different times in different places, but all questions concerning the construction or validity hereof, or relating to performance hereunder, shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, Weston has caused this Agreement to be executed by its duly authorized officers, and Thompson has hereunto set his hand and seal as of the day and year first above written.





ATTEST:                           ROY F. WESTON, INC.





/s/ STEVEN V. ABRAMSON            By: /s/ ROY F. WESTON
-------------------------            ---------------------------------
Secretary
(SEAL)





                                  /s/ A. FREDERICK THOMPSON, JR.
                                  -----------------------------------
                                  A. Frederick Thompson, Jr.





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                                 CROSS RELEASE


         Roy F. Weston, Inc. ("Weston") and A. Frederick Thompson, Jr. ("Thompson") entered into a Severance Agreement made effective March 1, 1996. To satisfy the requirement of subsection 3(c) of the Severance Agreement, Thompson and Weston hereby grant the other the Releases set forth below:

                       ---------------------------------

         1. Release by Weston. Weston, on behalf of itself and its subsidiaries, irrevocably and unconditionally releases and forever discharges Thompson, his heirs, administrators and legal representatives from any and all manner of actions, causes, matters, suits, debts, dues, accounts, bonds, covenants, agreements, judgments, claims, controversies, guarantees, warranties, damages, labilities, or demands of any nature whatsoever in law or equity, whether or not known to it, which it has ever had, now has, or hereafter can, shall or may have, for, upon, or by reason of any matter, action, omission to act, transaction, practice, conduct, thing or cause of any kind whatsoever from the beginning of the world to the date it executes this Release. Such remise, release and discharge of Thompson includes, without limitation, any and all claims under any and all federal or state statutes or the common law and extends without limitation to any and all acts, practices or conduct by Thompson whether or not it has knowledge of such acts, omissions, practices, conduct or the effects thereof, or if any such effects exist or may in the future exist as a result of any
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acts, omissions, practices, or conduct that occurred prior to the date it executes this Release.

         2. Limitation on Weston's Release. Notwithstanding the foregoing, this Release shall not prevent Weston from enforcing its rights under the Severance Agreement.

         3. Release by Thompson. Thompson, for himself, his heirs, and personal and legal representatives, except as provided in Section 4 hereof, does hereby irrevocably and unconditionally release, remise and forever discharge Weston, its subsidiaries, affiliates, divisions, officers, directors and employees (the "Releasees"), and each of them, however denominated, past, present and future, and their predecessors, successors and assigns, of and from any and all manner of actions, causes, matters, suits, dues, bonds, judgments, debts, accounts, covenants, agreements, claims, controversies, guarantees, warranties, damages, liabilities, or demands of any nature whatsoever in law or equity, whether or not now known to him which he ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, action, omission to act, transaction, practice, conduct, cause or thing of any kind whatsoever from the beginning of the world to the date hereof. Such release, remise and discharge of the Releasees includes without limitation any and all claims under any and all federal and state statutes or common law and extends without limitation, to any and all acts, practices or conduct by the Releasees, or the effects thereof, whether or not Thompson now has knowledge of





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such acts, omissions, practices, conduct or the effects thereof, if any such effects exist or may in the future exist as a result of any act, omission, practice or conduct that occurred prior to the date hereof. Except as provided in Section 4, this release shall specifically include, but not be limited to, the following:

                 (a) any and all claims and matters of any kind which arise or might arise, or which otherwise relate to Thompson's employment with Weston or Thompson's termination of employment pursuant to the Severance Agreement;

                 (b) any and all claims for wages and benefits (including without limitation salary, stock, stock options, commissions, bonuses, severance pay, health and welfare benefits, vacation pay and any other fringe-type benefit);

                 (c) any and all claims for wrongful discharge, breach of contract (whether written or oral, express or implied), and implied covenants of good faith and fair dealing;

                 (d) any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Older Workers Benefit Protection Act, the Rehabilitation Act of





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1972, 29 U.S.C. Section 701 et seq., the Americans with Disabilities Act, 42
U.S.C. Section 1201 et seq., and the Pennsylvania Human Relations Act, 43 P.S.
Section 951 et seq.;

                 (e) any and all claims under any federal or state statute relating to employee benefits;

                 (f) any and all claims in tort, including but not limited to any claims for fraud, misrepresentation, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and/or negligence;

                 (g) any and all claims for additional commissions, compensation or damages of any kind; and

                 (h)      any and all claims for attorneys' fees and costs.

         4. Limitation on Thompson's Release. This Release (a) shall not prevent Thompson from enforcing his rights under the Severance Agreement in accordance with the terms thereof, (b) shall have no applicability to Weston's obligations under the Retirement Agreement (as defined in the Severance Agreement) or benefits payable under the terms of any "employee pension benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and (c) shall not release Weston from any obligation it might otherwise have to indemnify Thompson and hold him harmless from any claims made against him arising out of his activities as an officer or director of Weston, to the same extent as Weston is or may be obligated to indemnify and hold harmless any other officer or director.





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         5.      Review and Revocation.  Thompson acknowledges that he has had the opportunity to review this Release and to consider its terms with his attorneys and advisors. Thompson has twenty-one (21) days from the date of distribution of this Release to him to review it and seven (7) days after the execution date of this Release to revoke it. This Release shall not be effective unless and until Thompson executes it and the seven-day period has expired.


UNDERSTOOD AND AGREED:



/s/ A. FREDERICK THOMPSON, JR.                  18 March 1996
------------------------------------       ------------------------
A. Frederick Thompson, Jr.                           Date



/s/ KAREN P. BRAIN
------------------------------------
Witness





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STATE OF PENNSYLVANIA                     :
                                          :  SS:
COUNTY OF CHESTER                         :


         Before me, Arlene L. Freed, on this day personally appeared A. Frederick Thompson, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed such instrument for the purposes and consideration therein expressed.

         Given under my hand and seal of office this 18th day of March, 1996.



                                /s/ ARLENE L. FREED
                                -----------------------------------
                                NOTARY PUBLIC in and for




                                -----------------------------------

ROY F. WESTON, INC.

By: /s/ ROY F. WESTON                           March 18, 1996
   -------------------------------------    -------------------------
                                           Date




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